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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:      Joseph P. Tomczak
              Kevco, Inc.
              Chief Financial Officer
              (817) 885-0000

                          KEVCO, INC. ANNOUNCES SALE OF
                     BETTER BATH AND DUO-FORM DIVISIONS AND
                  THE SALE OF CERTAIN DISTRIBUTION OPERATIONS

FORT WORTH, TEXAS (JUNE 12, 2001) - Kevco, Inc. today announced that its subsidiary, Kevco Manufacturing, L.P., has sold its Better Bath division to Kinro Texas Limited Partnership and to BBD Realty Texas Limited Partnership, assignees of Drew Industries Incorporated. The sale closed effective June 1, 2001. Kevco received gross proceeds of approximately $9.5 million for the sale of the division.

         In addition, Kevco announced today that its subsidiary, Kevco Manufacturing, L.P., has sold its Duo-Form division to Duo-Form Acquisition Corp. The sale closed effective June 1, 2001. Kevco received gross proceeds of approximately $5.3 million for the sale of the division.

         Kevco also announced today that its subsidiary, Kevco Distribution, L.P., has sold certain assets to Alliance Investment & Management Company, Inc. The transaction involved the sale of inventory of certain of Kevco's distribution operations located in Elkhart, IN, Lancaster, PA, Salisbury, MD, Fort Worth, TX, Newton KS, Aurora, NE, Fort Morgan, CO, Phoenix, AZ, Albuquerque, NM, Riverside, CA, Woodland, CA, Wilsonville, OR, Caldwell, ID, Redwood Falls, MN, and Marshfield, WI. The sale closed effective June 5, 2001. Kevco received proceeds of approximately $400,000 for the sale of the inventory items.

         These closings finalize the sale of all of Kevco's operating divisions.

         Kevco and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court for the Northern District of Texas on February 5, 2001.

         Kevco, headquartered in Fort Worth, Texas, was prior to filing its Chapter 11 petition a wholesale distributor and manufacturer of building products for the manufactured housing and recreational vehicle industries.

         This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those relating to implementation of the Company's cost improvement and operating efficiency initiatives, the effect of installation of a new information system, the outlook for and advantages of manufactured housing and includes statements relating to the Company or its operations that include terms such as "expects," "believes," "anticipates," "intends," "goals" and similar expressions. Forward-looking statements are not guarantees of future performance and


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involve risks and uncertainties. The Company's actual results, performance and achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements as a result of various factors, including without limitation, the Company's substantial leverage and its effects on the Company's ability to obtain additional capital as needed, the adequacy of existing funds to meet liquidity needs, the Company's ability to integrate its operations and realize savings from the implementation of its new management information systems, the realization of savings from plant consolidations and staff reduction; the ability of the manufactured housing industry to reduce inventory, customer demand for manufactured housing and recreational vehicles, the effect of general economic conditions, including increasing interest rates, the availability of financing for manufactured housing customers and the impact of raw materials prices. This press release speaks as of the date it is released. The Company does not intend to, and does not undertake to, update information contained in this press release absent an express obligation to do so in connection with required filings under Federal securities laws. A description of these factors, as well as other factors which could affect the Company's business, is set forth in filings by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999 and Form 10-Q for the quarter ended September 30, 2000.


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